Exhibit 99.2

Let's go GaNFast™
Navitas
Energy • Efficiency • Sustainability

EV On-Board Charger (OBC):

5x Smaller, 60% Energy Savings

GaN 6.6kW
(concept)
500 kHz, 97%
PCBA 200 x 95 x 60 mm = 1,140 cc = 5.8 W/cc
Cased 280 x 175 x 140 mm = 6,860 cc = 1 W/cc



[Top]

[Bottom]



Silicon 6.6kW
(Tesla Model S)
100 kHz, 92%

PCBA 450 x 300 x 75 mm
= 10,125 cc = 0.7 W/cc

Cased 530 x 380 x 155 mm
= 31,217 cc = 0.2 W/cc

Concept subject to change

www.navitassemi.com www.GaNFast.com

EV OBC, DC-DC, Traction Inverter: 60% Faster Charging, 70% Energy Savings

Consumer / Mobile: Nintendo Charger Dock 10x Smaller, 30% Energy Savings

Data Center AC-DC: 2x Smaller, 50% Energy Savings    Silicon 3,200W GaN 3,200W (Meanwell DPU-3200-48) (UT Austin) 47 kHz, 500 kHz, 94.8% pk 1 MHz, 97.7% pk 325 x 107 x 41 mm = 1,426 cc 210 x 81 x 43 mm = 731 cc 2.2 W/cc 4.4 W/cc 100% (%) 99% Efficiency 98% 97% 96% 50% Energy Savings 95% 94% 93% 92% Silicon 91% 90% 20% 30% 40% 50% 60% 70% 80% 90% 100% Output Load (% of 3,200W)

Data Center HV DC-DC: Up to 4x Smaller, 80% Energy Savings, 33% More Power    Silicon 750W GaN 1 kW (XP QHL750300S48) (Density Power DQB1K0F380S48) 200 kHz, 92% peak 850 kHz, 97.7% peak 116.8 x 61 x 12.7 = 90 cc 58.4 x 36.8 x 14.5 mm = 31 cc 8 W/cc 32 W/cc    (%) 100% 95% Efficiency 80% Energy Savings 90% 85% 80% 75% Silicon 70% 65% 100 200 300 400 500 600 700 800 900 1000 Output Power (W) Efficiencies from Navitas lab measurement of XP device, and Density Power evaluation report.

Mobile “3-in-1”: 3x Smaller, 3x Lighter, 3x Lower Price    Silicon 20W 42 x 41 x 27 mm = 47 cc, 60 g (fixed AC pins) $19 Silicon 30W 55.9 x 55.9 x 32 mm = 87.2 cc, 158 g $49 Silicon 61W 73 x 73 x 28 mm = 149 cc, 193 g $69    GaN 65W 75 x 35 x 32 mm = 84 cc, 125 g $30 USB-C #1 up to 65W USB-C #2 up to 30W USB-A up to 30W    Data for devices purchased June ’21.

Mobile: 135+ Chargers in Mass Production    Refer to p14 of the Analyst Day presentation for details

Let's go GaNFast™
Navitas
Energy • Efficiency • Sustainability

Mobile: GaN MCM dMode vs. GaN Power IC "Under The Hood"



45 x 45 mm



50 x 36 mm

GaN MCM dMode 45W peak
(Samsung 45W)
65 kHz, Bobbin Transformer (23 mm)
Bulk Electrolytic Cap
Cased : 52 x 53.1 x 30.1 mm = 83 cc <u>+ pins</u>
0.5 W/cc

GaN Power IC 50W peak
(OPPO 50W "Cookie")
400 kHz, Planar Transformer (8 mm)
<u>No</u> Electrolytic Cap
82.2 x 39.0 x 10.5 mm = 34 cc
1.5 W/cc




oppo

Data from Navitas lab evaluations

www.navitassemi.com www.GaNFast.com

Mobile: GaN Discrete eMode vs. GaN Power IC 3x Smaller… and Reliable    Data from Navitas lab evaluations. Double-pulse testing, 200V